                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                    Form 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 22, 1998

                               Raritan Bancorp Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                     0-15830                  22-2792402
----------------------------    ---------------------      -------------------
(State or other jurisdiction    (Commission File No.)       (I.R.S. Employer
      of incorporation)                                    Identification No.)

Address of principal executive offices:  454 Route 28, Bridgewater,
                                         --------------------------
New Jersey 08807
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Registrant's telephone number, including area code:     (908) 231-8100
                                                        --------------



                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 1(b).     Changes in Control of Registrant
               --------------------------------

     On September 22, 1998, Raritan Bancorp Inc. (the "Company") and United National Bancorp ("United") entered into an Agreement and Plan of Merger (the "Agreement") providing for, among other things, the merger (the "Merger") of the Company with and into United, with United as the surviving entity. As part of the Merger, The Raritan Savings Bank, a New-Jersey chartered stock savings bank and the Company's wholly-owned subsidiary (the "Bank"), entered into a Bank Plan of Merger with United National Bank, a national bank and United's wholly-owned subsidiary, which provides for, among other things, the merger of the Bank with and into United National Bank with United National Bank as the surviving entity.

     The Merger is subject to regulatory and stockholder approval, as well as customary terms and conditions.

     Pursuant to the Merger Agreement, each share of common stock, par value $.01 per share of the Company ("Company Common Stock"), immediately outstanding prior to the effective time (the "Effective Time") of the Merger shall automatically be converted into and become the right to receive 1.45 shares of common stock, par value $1.25 per share, of United ("United Common Stock"), as adjusted for any stock dividends, splits and similar actions. United has announced a 10% stock dividend payable November 2, 1998, which will cause the exchange ratio to be adjusted to 1.595. Holders of Company Common Stock who would be entitled to receive fractional shares of United Common Stock will instead receive cash in an amount equal to such fraction of a share multiplied by the Average Pre-Closing Price (as defined in the Agreement) of United Common Stock as of the Effective Date.

     In addition, in connection with the Agreement, the Company and United entered into a Stock Option Agreement pursuant to which the Company granted to United the option to purchase, under certain conditions, up to 470,000 shares of Company Common Stock at an exercise price of $26.00 per share, subject to adjustment as provided in the Stock Option Agreement. The option is exercisable only upon the occurrence of certain events that would jeopardize the completion of the Merger.

     The Merger Agreement and Stock Option Agreement are attached hereto as exhibits, and are incorporated herein by reference. The foregoing summaries of the Merger Agreement and the Stock Option Agreement do not purport to be complete and are qualified in their entirety by reference to such exhibits.

Item 7.   Financial Statements, Pro Forma Financial Information, and Exhibits
          -------------------------------------------------------------------

     The following Exhibits are filed as part of this report:

     Exhibit 99(a) Agreement and Plan of Merger Between United National Bancorp, United National Bank, Raritan Bancorp, Inc. and The Raritan Savings Bank dated as of September 22, 1998.

     Exhibit 99(b)    Stock Option Agreement
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              RARITAN BANCORP INC.


DATE: October 6, 1998         By: /s/ Arlyn D. Rus
                                  --------------------------
                                  Arlyn D. Rus
                                  Chairman, President and
                                     Chief Executive Officer
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                                 EXHIBIT INDEX

The following Exhibits are filed as part of this report:

     Exhibit 99(a) Agreement and Plan of Merger Between United National Bancorp, United National Bank, Raritan Bancorp Inc. and The Raritan Savings Bank dated as of September 22, 1998.

     Exhibit 99(b)  Stock Option Agreement